SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 16, 2003

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10269	95-1622442
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2525 Dupont Drive
Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(714) 246-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
Exhibit Index
EXHIBIT 23.1

Allergan, Inc. hereby amends Item 7 to its Current Report on Form 8-K filed on May 28, 2003, in order to include the financial statements and pro forma financial information required by Item 7(a), Item 7(b) and the exhibit required by Item 7(c).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired

The following financial statements of Bardeen Sciences Company, LLC are included in this report:

(1)	Audited financial statements of Bardeen Sciences Company, LLC as of December 31, 2002 and 2001 and for the year ended December 31, 2002, for the period from March 20, 2001 (date of inception) to December 31, 2001 and for the period from March 20, 2001 (date of inception) to December 31, 2002.

(2)	Unaudited financial statements of Bardeen Sciences Company, LLC as of March 31, 2003 and for the three months ended March 31, 2003 and March 31, 2002 and the period from March 20, 2001 (date of inception) to March 31, 2003.

BARDEEN SCIENCES COMPANY, LLC

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2002, THE PERIOD FROM
MARCH 20, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001 AND FOR THE PERIOD FROM MARCH 20, 2001
(DATE OF INCEPTION) TO DECEMBER 31, 2002

PAGE(S)

INDEPENDENT AUDITORS’ REPORT	3
BALANCE SHEETS	4-5
STATEMENTS OF OPERATIONS	6
STATEMENTS OF MEMBER’S EQUITY	7
STATEMENTS OF CASH FLOWS	8
NOTES TO FINANCIAL STATEMENTS	9-15

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Bardeen Sciences Company, LLC:

We have audited the accompanying balance sheet of Bardeen Sciences Company, LLC (a development stage company) (the “Company”) as of December 31, 2002, and the related statements of operations, member’s equity (deficit), and cash flows for the year then ended, and for the period from March 20, 2001 (date of inception) to December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The Company’s financial statements for the period from March 20, 2001 (date of inception) through December 31, 2001, were audited by other auditors who have ceased operations. Those auditors in their report dated January 18, 2002 expressed an unqualified opinion on those financial statements. The financial statements for the period March 20, 2001 (date of inception) to December 31, 2001 reflect total operating expenses of $131,048,071 and net loss of $130,280,616 of the related totals. The other auditors’ report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of such other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, such 2002 financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2002, and the results of its operations and its cash flows for the year then ended, and for the period from March 20, 2001 (date of inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the financial statements, the Company has outsourced all of its research and development to Allergan Inc., a related party.

/s/ DELOITTE & TOUCHE LLP

February 14, 2003

BARDEEN SCIENCES COMPANY, LLC
(A development stage company)

BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

ASSETS	2002	2001
CURRENT ASSETS:
Cash and cash equivalents	$15,645,074	$11,766,306
Prepaid expenses	6,120	5,100

Total current assets	15,651,194	11,771,406

EQUIPMENT	5,132	4,766
Less accumulated depreciation	(1,032)	(1,470)

EQUIPMENT—Net	4,100	3,296

SECURITY DEPOSIT	615	615

TOTAL	$15,655,909	$11,775,317

(Continued)

BARDEEN SCIENCES COMPANY, LLC
(A development stage company)

BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)	2002	2001
CURRENT LIABILITIES:
Accounts payable	$15,098,135	$6,973,568
Accrued liabilities	203,511	6,482,365

Total current liabilities	15,301,646	13,455,933

COMMITMENTS AND CONTINGENCIES (Note 6)

MEMBER’S EQUITY (DEFICIT):
Capital contributions	198,600,000	128,600,000
Deficit accumulated during development stage	(198,245,737)	(130,280,616)

Total member’s equity (deficit)	354,263	(1,680,616)

TOTAL	$15,655,909	$11,775,317

(Concluded)

See accompanying notes to financial statements.

BARDEEN SCIENCES COMPANY, LLC
(A development stage company)

STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2002, THE PERIOD
FROM MARCH 20, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001
AND THE PERIOD FROM MARCH 20, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2002

		March 20, 2001	March 20, 2001
		(Date of	(Date of
		Inception)	Inception)
	Year Ended	Through	Through
	December 31,	December 31,	December 31,
	2002	2001	2002
OPERATING EXPENSES:
Research and development	$68,059,019	$130,603,695	$198,662,714
General and administrative	782,172	444,376	1,226,548

Total operating expenses	68,841,191	131,048,071	199,889,262

OPERATING LOSS	(68,841,191)	(131,048,071)	(199,889,262)

OTHER INCOME (EXPENSE):
Interest income	903,204	782,317	1,685,521
Exchange losses	(25,215)	(14,862)	(40,077)
Loss on equipment disposal	(1,919)		(1,919)

Total other income (expense)	876,070	767,455	1,643,525

NET LOSS	$(67,965,121)	$(130,280,616)	$(198,245,737)

See accompanying notes to financial statements.

BARDEEN SCIENCES COMPANY, LLC
(A development stage company)

STATEMENTS OF MEMBER’S EQUITY (DEFICIT)
YEAR ENDED DECEMBER 31, 2002, THE PERIOD
FROM MARCH 20, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001
AND THE PERIOD FROM MARCH 20, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2002

		Deficit
		Accumulated
		During
	Capital	Development
	Contributions	Stage	Total
BALANCE, MARCH 20, 2001
(date of inception)	$—	$—	$—

Capital contribution, April 3, 2001	8,000,000		8,000,000

Contribution of unproven compounds at estimated fair value, April 30, 2001	84,600,000		84,600,000

Capital contribution, May 4, 2001	36,000,000		36,000,000

Net loss		(130,280,616)	(130,280,616)

BALANCE, DECEMBER 31, 2001	128,600,000	(130,280,616)	(1,680,616)

Capital contribution, January 3, 2002	70,000,000		70,000,000

Net loss		(67,965,121)	(67,965,121)

BALANCE, DECEMBER 31, 2002	$198,600,000	$(198,245,737)	$354,263

See accompanying notes to financial statements.

BARDEEN SCIENCES COMPANY, LLC
(A development stage company)

STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002, THE PERIOD
FROM MARCH 20, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001
AND THE PERIOD FROM MARCH 20, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2002

		March 20, 2001	March 20, 2001
		(Date of	(Date of
		Inception)	Inception)
	Year Ended	Through	Through
	December 31,	December 31,	December 31,
	2002	2001	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(67,965,121)	$(130,280,616)	$(198,245,737)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	(438)	1,470	1,032
Contribution to capital of unproven compounds at estimated fair value		84,600,000	84,600,000
Changes in operating assets and liabilities:
Increase in prepaid expenses and other	(1,020)	(5,715)	(6,735)
Increase in accounts payable	8,124,567	6,973,568	15,098,135
Increase in accrued expenses	(6,278,854)	6,482,365	203,511

Net cash used in operating activities	(66,120,866)	(32,228,928)	(98,349,794)

CASH FLOWS FROM INVESTING ACTIVITIES—Purchases of equipment	(366)	(4,766)	(5,132)

CASH FLOWS FROM FINANCING ACTIVITIES—Proceeds from capital contributions	70,000,000	44,000,000	114,000,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,878,768	11,766,306	15,645,074

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,766,306

CASH AND CASH EQUIVALENTS, END OF PERIOD	$15,645,074	$11,766,306	$15,645,074

See accompanying notes to financial statements.

BARDEEN SCIENCES COMPANY, LLC
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2002, THE PERIOD
FROM MARCH 20, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001
AND THE PERIOD FROM MARCH 20, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2002

1.	COMPANY BACKGROUND

Bardeen Sciences Company, LLC (the “Company” or “Bardeen”) was organized as a limited liability company in the state of Delaware on March 20, 2001. The sole member of the Company is Farallon Pharma Investors, LLC (“FPI”). The Company was organized to research, develop, test, license, produce and market various pharmaceutical products derived from certain unproven compounds, products and technologies. The Company is considered to be in the development stage, has yet to develop a product, generate significant revenues and has no assurance of future revenues. The Company currently has two employees and outsources the performance of all research and development activities to a third party. This arrangement, together with various other contracts with related parties are more fully described in Note 5.

2.	RISK FACTORS AND UNCERTAINTIES

Successful future operations are subject to a number of risks, certain of which are discussed in the following paragraphs. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Since inception, the Company has been primarily engaged in research and development, and for the year ended December 31, 2002, the Company has incurred losses of $68.0 million. From March 20, 2001 (date of inception) through December 31, 2001, the Company incurred losses of $130.3 million. Successful completion of the Company’s clinical trials and continuation of operations is dependent upon the Company’s ability to obtain and retain adequate financing. Management believes the funds on hand at December 31, 2002 plus the additional capital contributions made in January 2003 (see Note 8) and planned capital contributions for June 2003 are adequate to sustain operations through at least December 31, 2003.

The Company has not developed any products nor generated any revenue from its activities to date, and it is possible that it will never generate revenues or profitable operations in the future. Even if successful efforts result in the development of potential pharmaceutical products, the nature of the regulatory environment requires that substantial time is expected to pass before revenues might be realized. As part of the formation and funding of the Company’s operations, FPI agreed to fund up to $250 million, subject to certain cancelation provisions (see Note 5) through January 4, 2004, (the “Capitalization Funding”) of which $114 million has already been contributed through December 31, 2002. The Company is highly dependent on the continued support from FPI in the form of the Capitalization Funding. Additionally, after the expiration of the contractual terms of the Capitalization Funding, the Company’s ability to continue is dependent upon its ability to obtain additional sources of funding. There can be no assurance that the Company will successfully obtain such financing when, or if, required.

The Company’s potential products are in the research and development stage, and will require significant additional research and development efforts, including extensive pre-clinical and clinical testing and regulatory approval prior to commercial use. There can be no assurance that the Company’s research and development efforts will be successful and that the Company’s potential products will prove to be safe and effective in clinical trials. Even if developed, these products may not be successfully introduced and marketed at prices that would permit the Company to operate profitably.

The Company’s operations are subject to various medical, environmental and other statutes and regulations. These statutes and regulations include federal, state and local laws and regulations that regulate the development, manufacture and sale of pharmaceutical products. The effects of penalties resulting from violations of these provisions could adversely affect the Company’s ability to market, distribute and sell its products. The success of the Company’s future operations could become dependent upon its ability to obtain approval from the Food and Drug Administration (“FDA”) to market certain new drugs. There can be no assurance that these unproven compounds will result in a new drug application (“NDA”) and that any NDA will be approved by the FDA.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies

a.	Cash and Cash Equivalents—Cash and cash equivalents consist of cash readily available in banks and money market accounts. The Company maintains all of its cash and cash equivalents at a limited number of financial institutions. Certain amounts are covered under a deposit insurance program. However, at various times during the year, the Company had deposits in excess of the insurance limit and at institutions which did not have a deposit insurance program. The aggregate amount of cash and cash equivalents not covered under a deposit insurance program at December 31, 2002 and 2001 was $15,545,074 and $11,666,306, respectively.

b.	Research and Development Costs—Expenditures relating to research and development are expensed in the period incurred. Research and development costs also include the fair value of unproven compounds. The Company treated the unproven compounds as a capital contribution from FPI, since the transfer of unproven compounds was in substance for the Equity Purchase Option that FPI granted to Allergan. As of the date of transfer, the feasibility of the compounds had not been established and the compounds had no future alternative use in their current state.

c.	Income Taxes—The Company is treated as a limited liability company for federal income tax and state franchise tax purposes. Accordingly, FPI, as the sole member of the Company, is responsible for federal and state tax liabilities arising out of the Company’s operations.

d.	Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.	Foreign Currency Transactions—Research and development activities are outsourced as discussed in Note 5. Certain research and development activities are performed by facilities in other countries and invoices are denominated in foreign currencies. The Company records the payable in United States dollars and pays the invoice in United States dollars. The difference between the spot rate at the point of invoice receipt and the point of payment results in foreign currency transaction gains or losses, which are reported in other income (expense) on the accompanying statement of operations.

f.	Equipment—Equipment is stated at cost and depreciated over two years (computer equipment) or three years (other equipment) using the straight-line method. When assets are to be sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss included in the statement of operations.

Recent Accounting Pronouncements—In November 2002, the Financial Accounting Standards Board (“FASB”) issued Interpretation (“FIN”) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others, and interpretation of FASB Statements No. 5, 57, and 107, and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others. FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company believes that the adoption of FIN No. 45 will not have a material impact on its financial position or results of operations.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company believes that the adoption of FIN No. 46 will not have a material impact on its financial position or results of operations because the Company has no variable interest entities.

4.	ACCRUED LIABILITIES

Accrued liabilities consist of the following at December 31:

	2002	2001

Research and development costs	$—	$6,321,580
Salaries and payroll taxes	81,848	43,924
Bonuses	99,663	84,483
Other	22,000	32,378

	$203,511	$6,482,365

5.	ORGANIZATION

In April 2001, the Company entered into a series of agreements with Allergan Inc. (“Allergan”) and FPI. Upon formation of Bardeen, in order to provide Bardeen with working capital to perform research and development, FPI committed to the Capitalization Funding, which consists of $250 million paid based on an annual payment plan agreed upon by Bardeen and FPI. The Capitalization Funding can be accelerated within limits at any time at the discretion of FPI. Payments received from FPI under the Capitalization Funding arrangement are recorded as capital contributions in the accompanying statement of member’s equity.

Allergan and Bardeen also entered into the Technology Transfer Agreement, pursuant to which Allergan transferred certain rights to compounds (the “Compounds”) and associated intellectual property (the “Property Rights”) to Bardeen. The fair value of the Compounds and Property Rights already transferred to Bardeen was determined to be $84.6 million as detailed in a valuation performed by an independent third party appraisal firm. As of the date of transfer, the feasibility of the Compounds had not been established and the Compounds had no future alternative uses in their current state. The Company treated the unproven compounds as a capital contribution from FPI, since the transfer of unproven compounds was in substance for the Equity Purchase Option (defined below) that FPI granted to Allergan. The unproven compounds were recorded as in-process research and development and are included in the research and development expenses on the accompanying statement of operations.

In partial consideration for the transfer of the Compounds and Property Rights to Bardeen, FPI granted Allergan an equity purchase option to acquire FPI’s interest in Bardeen. The Equity Purchase Option (the “Equity Purchase Option”) becomes exercisable on the earlier of the following: (i) the date on which at least three Research Successes, as defined below, have occurred after the date of March 30, 2003; (ii) the date on which the Company notifies Allergan that a funding shortfall, as defined below, has occurred; or (iii) a change of law, as defined below.

A Research Success will mean either: (i) 30 days after the filing with the FDA of an Investigational New Drug for a Compound (“IND”), so long as the IND is not rejected (ii) the filing with the FDA of a protocol to begin, and commencement of, Phase III clinical trials of a Compound; or (iii) an NDA acceptance. A funding shortfall occurs when the sum of the amount in Bardeen’s cash account dedicated to research and development operations, plus the Unfunded Amount, as defined below, is less than either (i) the amount required to fund Bardeen’s anticipated activities during the following 90 days, or (ii) $15 million (“Funding Shortfall”). A Change of Law is defined as a change or authoritative clarification in regulations, laws or generally accepted accounting principles that would materially and adversely change the relationship between Allergan and Bardeen or the manner in which Allergan accounts for Bardeen, and provided that Bardeen cannot be restructured in a manner that meets the revised or clarified requirements.

The exercise or strike price of the Equity Purchase Option varies depending on the date the option is exercised as outlined below:

Option exercised prior to March 30, 2002. The strike price equals (i) $300 million less (ii) the Unfunded Amount as of the date of the call.

Option exercised after March 30, 2002, before March 30, 2003. The strike price equals (i) $300 million, plus (ii) the product of $60 million and (the fractional part of the year between March 30, 2002 and the date of the call), less (iii) the Unfunded Amount.

Option exercised after March 30, 2003, before March 30, 2004. The strike price equals (i) $360 million, plus (i) the product of $72 million and (the fractional part of the year between March 30, 2003 and the date of the call), less (iii) the Unfunded Amount.

Option exercised after March 30, 2004, before March 30, 2005. The strike price equals (i) $432 million, plus (ii) the product of $68 million and (the fractional part of the year between March 30, 2004 and the date of the call), less (iii) the Unfunded Amount.

Option exercised after March 30, 2005, before March 30, 2006. The strike price equals (i) $500 million, plus (ii) the product of $100 million and (the fractional part of the year between March 30, 2005 and the date of the call), less (iii) the Unfunded Amount.

The Unfunded Amount shall mean an amount equal to $250 million, less the aggregate actual amount of capital contributions made by FPI to Bardeen in the Capitalization Funding, not including the $84.6 million for the fair value of the Compounds.

The Equity Purchase Option becomes void after the earlier of March 30, 2006 or 60 calendar days after Bardeen notifies Allergan in writing that a Funding Shortfall has occurred.

Additionally, Allergan received a License Option and a Product Purchase Option from Bardeen. These options are discussed further in Note 6.

The Board of Directors of Bardeen consists of five directors. As part of the agreements entered into by FPI and Allergan, Allergan has the right to nominate and currently holds a seat for one member of the Board of Directors. In addition, unanimous approval of the Board of Directors is required in order to (i) enter into any merger, liquidation or dissolution; (ii) purchase, in-license, sell, lease, exchange, transfer, license or otherwise dispose of, or acquire any material assets, including without limitation any compound, product or rights thereto; (iii) issue any additional membership interests or right or option to acquire any membership interests, or borrow or incur any indebtedness of the Company, or otherwise alter the capital structure in any way; (iv) agree or decide to cease funding related to the research and development of any compound; (v) adopt, revise or modify the strategic plan or incur obligations liabilities or expenditures in excess of 115% or less than 85% of the aggregate amount budgeted; (vi) take any actions outside the business purpose of the Company, as defined; (vii) select any portfolio addition; (viii) permit any member to withdraw capital from the Company; (ix) change the tax status of the Company; and (x) make or approve any amendment to the agreement to the extent that Allergan is a third-party beneficiary of the affected provision. As part of the agreements, the Company has the right, by unanimous consent of the Board of Directors, to direct Allergan to transfer up to 12 additional compounds to Bardeen without any further charge or other consideration. The additional compounds are selected from a listing provided by Allergan to Bardeen at the time of the request. In 2001, one new compound was transferred to Bardeen, but it was not considered one of the 12 additional compounds; rather, the Technology Transfer Agreement was amended to categorize the new compound as an Initial Compound.

6.	COMMITMENTS AND CONTINGENCIES

In partial consideration for the Compounds and Property Rights, Bardeen also granted Allergan certain options and rights as described below.

License Option—Bardeen granted to Allergan an option to obtain an exclusive license of any Licensed Product, which is defined as any such licensed formulated pharmaceutical, chemical or biological product containing a compound, whether or not the product has received regulatory approval. The license granted under the License Option is an exclusive, royalty-bearing, worldwide license to develop, make, use, or sell the Licensed Product. The royalty rates on net sales payable to Bardeen upon exercise of the option for any Licensed Product have been agreed on for the initial nine compounds. The option to obtain an exclusive license of any Licensed Product can be granted during the period beginning on the date of NDA acceptance of the product and ending on the tenth anniversary thereof. The option can be exercised at any time after NDA acceptance, assuming NDA acceptance occurs before March 30, 2006 or 60 calendar days after Bardeen notifies Allergan in writing that a Funding Shortfall has occurred.

Right to Acquire Product Purchase Option—Bardeen also granted to Allergan the right to acquire a one-time option to obtain a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to develop, make, have made, use, sell, have sold, offer for sale and import one Product of Allergan’s choice for which regulatory approval has been obtained. The right to purchase the Product Purchase Option can only be exercised during the period prior to 110 days before March 30, 2006 or 60 calendar days after FPI notifies Allergan in writing that a Funding Shortfall has occurred. During this time period, the Product Purchase Option can be obtained upon the payment of $25 million to Bardeen from Allergan. If Allergan exercises the Product Purchase Option, Allergan must pay Bardeen, in addition to the $25 million, the fair value of the underlying Product acquired, as assessed by a pharmaceutical product valuation expert at the time of option exercise.

7.	RELATED PARTY TRANSACTIONS

In April 2001, the Company entered into a research and development services agreement with Allergan whereby Allergan would conduct the research and development on the compounds owned by Bardeen through March 30, 2007. The agreement provides that Bardeen may terminate this arrangement at any time on 60 days’ prior written notice to Allergan. The amount payable with respect to the work performed under any such work order shall include (i) Allergan’s actual direct and indirect costs (including allocated overhead) associated with such work multiplied by 110%; (ii) Allergan’s actual out-of-pocket costs incurred to subcontractors and other parties associated with such work without any mark-up; and (iii) costs incurred for the purchase of equipment, assets, intellectual property and the like associated with such work, as approved by Bardeen, also without any Allergan mark-up. The cost to Bardeen of research and development services performed (or subcontracted) by Allergan totaled $68.1 million and $46 million in 2002 and the period ended December 31, 2001, respectively. Research and development expense for the period ended December 31, 2001 reported as $130.6 million in the Statement of Operations, includes the fair value of the Compounds and Property rights transferred to Bardeen (see Note 5). At December 31, 2002 and 2001, $15.1 million and $13.3 million, respectively, in research and development expenses incurred by Allergan were included in accounts payable and accrued liabilities on the accompanying balance sheets.

The Company has outsourced all of its research and development to Allergan, and as such, is heavily dependent upon Allergan. If research and development activities at Allergan are interrupted, it could have a material adverse impact on the Company’s operations. So long as Bardeen has given its prior consent, Allergan may subcontract research and development activities to third party vendors who are reasonably acceptable to Bardeen. Bardeen shall retain the right to select and reject such vendors; however, Allergan shall at all times remain responsible to Bardeen for the due and proper performance of the research and development services in accordance with the Research and Development Services Agreement. During 2002 and 2001, over 40% of the research and development activities were subcontracted to third parties (see Notes 5 and 6).

8.	SUBSEQUENT EVENT

On January 4, 2003, the Company received an additional capital contribution of $30 million from FPI in accordance with the Capitalization Funding.

******

BARDEEN SCIENCES COMPANY, LLC
(A development stage company)

BALANCE SHEET
MARCH 31, 2003

(Unaudited)
2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$25,636,829
Prepaid expenses	1,530

Total current assets	25,638,359

EQUIPMENT	5,132
Less accumulated depreciation	(1,643)

EQUIPMENT – Net	3,489

SECURITY DEPOSIT	615

TOTAL	$25,642,463

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$11,913,900
Accrued liabilities	47,438

Total current liabilities	11,961,338

COMMITMENTS AND CONTINGENCIES

MEMBER’S EQUITY
Capital contributions	228,600,000
Deficit accumulated during development stage	(214,918,875)

Total member’s equity	13,681,125

TOTAL	$25,642,463

See accompanying notes to financial statements.

BARDEEN SCIENCES COMPANY, LLC
(A development stage company)

STATEMENT OF OPERATIONS
THREE MONTH PERIODS ENDED MARCH 31, 2003 AND MARCH 31, 2002 AND THE PERIOD FROM
MARCH 20, 2001 (DATE OF INCEPTION) TO MARCH 31, 2003

	(Unaudited)

			March 20, 2001
			(Date of Inception)
			through
	March 31,	March 31,	March 31,
	2003	2002	2003
OPERATING EXPENSES:
Research and development	$16,680,520	$14,584,352	$215,343,234
General and administrative	109,152	167,337	1,335,700

Total operating expenses	16,789,672	14,751,689	216,678,934

OPERATING LOSS	(16,789,672)	(14,751,689)	(216,678,934)

OTHER INCOME:
Interest income	105,151	345,970	1,790,672
Exchange gains (losses)	11,383	15,341	(28,694)
Loss on equipment disposal	—	—	(1,919)

Total other income	116,534	361,311	1,760,059

NET LOSS	$(16,673,138)	$(14,390,378)	$(214,918,875)

See accompanying notes to financial statements.

BARDEEN SCIENCES COMPANY, LLC
(A development stage company)

STATEMENTS OF CASH FLOWS
THREE MONTH PERIODS ENDED MARCH 31, 2003 AND MARCH 31, 2002 AND THE PERIOD
FROM MARCH 20, 2001 (DATE OF INCEPTION) TO MARCH 31, 2003

	(Unaudited)

			March 20, 2001
			(Date of Inception)
			through
	March 31,	March 31,	March 31,
	2003	2002	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,673,138)	$(14,390,378)	$(214,918,875)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	611	490	1,643
Contribution to capital of unproven compounds at estimated fair value	—	—	84,600,000
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and other	4,590	3,825	(2,145)
(Decrease) increase in accounts payable	(3,184,235)	3,549,310	11,913,900
(Decrease) increase in accrued expenses	(156,073)	(6,420,652)	47,438

Net cash used in operating activities	(20,008,245)	(17,257,405)	(118,358,039)

CASH FLOWS FROM INVESTING ACTIVITIES – Purchases of equipment	—	—	(5,132)

CASH FLOWS FROM FINANCING ACTIVITIES – Proceeds from capital contributions	30,000,000	70,000,000	144,000,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,991,755	52,742,595	25,636,829

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	15,645,074	11,766,306	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$25,636,829	$64,508,901	$25,636,829

See accompanying notes to financial statements.

BARDEEN SCIENCES COMPANY, LLC
(A development stage company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

THREE MONTH PERIODS ENDED MARCH 31, 2003 AND 2002
AND THE PERIOD FROM MARCH 20, 2001 (DATE OF INCEPTION) TO MARCH 31, 2003

1.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The unaudited balance sheet as of March 31, 2003 and the unaudited statements of operations and cash flows for the three month periods ended March 31, 2003 and 2002 and the period from March 20, 2001 (date of inception) to March 31, 2003 have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, the unaudited financial statements do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting only of adjustments of a normal and recurring nature) considered necessary for a fair presentation of the information for the interim periods herein reported have been included. Operating results for the three month period ended March 31, 2003 are not necessarily indicative of the results that might be expected for the year ended December 31, 2003.

The unaudited financial statements should be read in conjunction with the audited financial statements included in Item 7(a)(1) above.

2.	COMMITMENTS AND CONTINGENCIES

In partial consideration for the Compounds and Property Rights, Bardeen also granted Allergan certain options and rights as described below.

License Option—Bardeen granted to Allergan an option to obtain an exclusive license of any licensed product, which is defined as any such licensed formulated pharmaceutical, chemical or biological product containing a compound, whether or not the product has received regulatory approval. The license granted under the license option is an exclusive, royalty-bearing, worldwide license to develop, make, use, or sell the licensed product. The royalty rates on net sales payable to Bardeen upon exercise of the option for any licensed product have been agreed on for the initial nine compounds. The option to obtain an exclusive license of any licensed product can be granted during the period beginning on the date of NDA acceptance of the product and ending on the tenth anniversary thereof. The option can be exercised at any time after NDA acceptance, assuming NDA acceptance occurs before March 30, 2006 or 60 calendar days after Bardeen notifies Allergan in writing that a funding shortfall has occurred.

Right to Acquire Product Purchase Option—Bardeen also granted to Allergan the right to acquire a one-time option to obtain a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to develop, make, have made, use, sell, have sold, offer for sale and import one product of Allergan’s choice for which regulatory approval has been obtained. The right to purchase the product purchase option can only be exercised during the period prior to 110 days before March 30, 2006 or 60 calendar days after Farallon Pharma Investors, LLC notifies Allergan in writing that a funding shortfall has occurred. During this time period, the product purchase option can be obtained upon the payment of

$25 million to Bardeen from Allergan. If Allergan exercises the product purchase option, Allergan must pay Bardeen, in addition to the $25 million, the fair value of the underlying product acquired, as assessed by a pharmaceutical product valuation expert at the time of option exercise.

3.	SUBSEQUENT EVENT

On May 16, 2003, Allergan announced that it completed its acquisition of all of the outstanding equity interests in Bardeen from Farallon Pharma Investors, LLC. The acquisition occurred through the exercise of a previously granted equity purchase option that became exercisable on April 7, 2003. The option purchase price of approximately $263 million was determined pursuant to a formula established at the time of the grant of the equity purchase option.

(b)	Pro Forma Financial Information

The following unaudited pro forma financial information is included in this report:

(1)	Unaudited pro forma combined condensed balance sheet of Allergan, Inc. and Bardeen Sciences Company, LLC at March 28, 2003, as if the acquisition had occurred on that date.

(2)	Unaudited pro forma combined condensed statement of earnings of Allergan, Inc. and Bardeen Sciences Company, LLC for the three months ended March 28, 2003, as if the acquisition had occurred on January 1, 2002.

(3)	Unaudited pro forma combined condensed statement of earnings of Allergan, Inc. and Bardeen Sciences Company, LLC for the year ended December 31, 2002, as if acquisition had occurred on January 1, 2002.

(4)	Notes to unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On May 16, 2003 Allergan acquired all of the outstanding equity interests in Bardeen, a development stage company organized to research, develop, test, license, produce and market various pharmaceutical products derived from certain unproven compounds, products and technologies, for an aggregate cash purchase price of $263.1 million.

The following unaudited pro forma combined condensed balance sheet as of March 28, 2003 presents the unaudited pro forma financial condition of Allergan as if Allergan had acquired Bardeen as of March 28, 2003. The following unaudited pro forma combined condensed statements of earnings for the three months ended March 28, 2003 and the year ended December 31, 2002 present unaudited pro forma operating results for Allergan as if Allergan had acquired Bardeen as of January 1, 2002.

The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of Allergan following the acquisition. Furthermore, the unaudited pro forma financial information presented does not consider any future events that may occur after the date of the acquisition. The unaudited pro forma financial information presented does not attempt to quantify any operating expense synergies or cost reductions of the combined operations of Allergan and Bardeen that may be realized after the date of the acquisition. Nor does the unaudited pro forma financial information consider the incremental expense or capital costs that may be incurred as a result of the acquisition. The unaudited pro forma combined condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Allergan in Allergan’s quarterly report on Form 10-Q for the quarter ended March 28, 2003, Allergan’s annual report on Form 10-K for the year ended December 31, 2002, and the audited and unaudited financial statements of Bardeen presented in Item 7(a) above.

ALLERGAN, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AT MARCH 28, 2003

(in millions, except per share amounts)

			PRO FORMA		PRO FORMA
	ALLERGAN	BARDEEN	ADJUSTMENTS		COMBINED

ASSETS

Current assets:
Cash and equivalents	$878.3	$25.6	$(263.1	)(a)	$639.8
			(1.0	)(a)
Trade receivables, net	216.1	—	(11.9	)(b)	204.2
Inventories	78.7	—	—		78.7
Other current assets	124.4	—	—		124.4

Total current assets	1,297.5	25.6	(276.0)		1,047.1

Investments and other assets	231.2	—	94.8	(a)	326.0
Property, plant and equipment, net	359.8	—	—		359.8
Goodwill	8.0	—	—		8.0
Intangibles, net	17.5	—	(12.8	)(a)	4.7

Total assets	$1,914.0	$25.6	$(194.0)		$1,745.6

LIABILITIES AND EQUITY

Notes payable	$92.9	$—	$—		$92.9
Accounts payable	79.5	11.9	(11.9	)(b)	79.5
Accrued expenses	180.4	—	—		180.4
Income taxes	76.0	—	(0.4	)(a)	75.6

Total current liabilities	428.8	11.9	(12.3)		428.4

Long-term debt	25.2	—	—		25.2
Long-term convertible notes, net of discount	502.5	—	—		502.5
Other liabilities	68.0	—	—		68.0
Commitment and contingencies

Minority interest	1.9	—	—		1.9

Equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued	—	—	—		—
Common stock, $.01 par value; authorized 300,000,000 shares; issued 134,255,000 shares	1.3	—	—		1.3
Additional paid-in capital	339.8	228.6	(228.6	)(c)	339.8
Accumulated other comprehensive loss	(71.1)	—	—		(71.1)
Retained earnings (deficit)	907.8	(214.9)	214.9	(c)	739.8
			(168.0	)(a)

	1,177.8	13.7	(181.7)		1,009.8

Less – treasury stock, at cost (4,279,000 shares)	(290.2)	—	—		(290.2)

Total equity	887.6	13.7	(181.7)		719.6

Total liabilities and equity	$1,914.0	$25.6	$(194.0)		$1,745.6

See accompanying notes to pro forma financial statements.

ALLERGAN, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 28, 2003

(in millions, except per share amounts)

			PRO FORMA		PRO FORMA
	ALLERGAN	BARDEEN	ADJUSTMENTS		COMBINED

Product sales
Net sales	$391.2	$—	$—		$391.2
Cost of sales	68.4	—	—		68.4

Product gross margin	322.8	—	—		322.8

Research services
Research service revenues	9.8	—	(9.8	)(e)	—
Cost of research services	8.9	—	(8.9	)(e)	—

Research service margin	0.9	—	(0.9)		—

Operating costs and expenses
Selling, general and administrative	170.0	0.1	—		170.1
Research and development	55.9	16.7	(0.9	)(e)	71.7

Operating income (loss)	97.8	(16.8)	—		81.0

Non-operating income (expense)	0.1	0.1	(0.7	)(d)	(0.5)

Earnings (loss) before income taxes and minority interest	97.9	(16.7)	(0.7)		80.5
Provision (benefit) for income taxes	27.4	—	(6.6	)(f)	20.8 (g)
Minority interest expense	0.3	—	—		0.3

Net earnings (loss)	$70.2	$(16.7)	$5.9		$59.4

Basic earnings per share	$0.54				$0.46

Diluted earnings per share	$0.53				$0.45

     See accompanying notes to pro forma financial statements.

ALLERGAN, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2002

(in millions, except per share amounts)

			PRO FORMA		PRO FORMA
	ALLERGAN	BARDEEN	ADJUSTMENTS		COMBINED

Product sales
Net sales	$1,385.0	$—	$—		$1,385.0
Cost of sales	221.7	—	—		221.7

Product gross margin	1,163.3	—			1,163.3

Research services
Research service revenues	40.3	—	(40.3	)(e)	—
Cost of research services	36.6	—	(36.6	)(e)	—

Research service margin	3.7	—	(3.7)		—

Operating costs and expenses
Selling, general and administrative	629.5	0.8	—		630.3
Research and development	233.1	68.1	(3.7	)(e)	297.5
Legal settlement	118.7	—	—		118.7
Restructure charge and asset write-off	62.4	—	—		62.4

Operating income (loss)	123.3	(68.9)	—		54.4

Non-operating income (expense)	(33.5)	0.9	(3.0	)(d)	(35.6)

Earnings (loss) from continuing operations before income taxes and minority interest	89.8	(68.0)	(3.0)		18.8

Provision (benefit) for income taxes	25.1	—	(27.0	)(f)	(1.9)
Minority interest expense	0.7	—	—		0.7

Earnings (loss) from continuing operations	$64.0	$(68.0)	$24.0		$20.0

Basic earnings per share from continuing operations	$0.49				$0.15

Diluted earnings per share from continuing operations	$0.49				$0.15

See accompanying notes to pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

The pro forma financial statements and related notes give effect to the acquisition accounted for as a purchase of net assets. The pro forma balance sheet has been prepared as if the acquisition was completed as of March 28, 2003 and the pro forma statements of earnings have been prepared as if the acquisition was completed on January 1, 2002. The acquisition was consummated on May 16, 2003.

All interim financial data used to develop the unaudited pro forma combined condensed balance sheet as of March 28, 2003 and statements of earnings for the three months ended March 28, 2003 and for the year ended December 31, 2002 are unaudited, but in the opinion of management, reflect all adjustments necessary (consisting only of normal recurring entries) for a fair presentation thereof.

The unaudited pro forma combined condensed statements of earnings for the three months ended March 28, 2003 and the year ended December 31, 2002 are not necessarily indicative of operating results which would have been achieved had the acquisition been consummated on January 1, 2002 and should not be construed as representative of future earnings.

Under purchase accounting, the total acquisition cost was allocated to Bardeen’s assets and liabilities based on their relative fair values as of March 28, 2003. The final purchase price allocations as of May 16, 2003 will differ from the amounts reflected herein due to expected changes in Bardeen’s net tangible assets from March 31, 2003 to May 16, 2003. Allergan’s pro forma analysis at March 28, 2003 resulted in an allocation of $263.2 million to in-process research and development, which, under generally accepted accounting principles, would be expensed immediately after the acquisition was completed and, therefore, has been reflected as an adjustment, net of tax, to retained earnings at March 28, 2003. The unaudited pro forma combined condensed statements of earnings for the three months ended March 28, 2003 and for the year ended December 31, 2002 exclude the pro forma $263.2 million pre-tax write-off of in-process research and development.

(a)	Reflects the estimated purchase price allocations and the adjustment to retained earnings at March 28, 2003 for the write-off of in-process research and development.

                         (in millions)

Estimated purchase price:
Cash purchase price for Bardeen equity interests at May 16, 2003	$263.1
Add: Actual and estimated cash transactions costs	1.0
Intangible contract-based product marketing and other rights	12.8

276.9
Less: Bardeen cash on hand at March 31, 2003	(25.6)

Purchase price, net of cash acquired	$251.3

Estimated fair value of assets acquired and liabilities assumed:
Intangible assets – In-process research and development	$263.2
Liabilities assumed	(11.9)

$251.3

Estimated write-off of in-process research and development:
Estimated fair value of in-process research and development at March 28, 2003	$263.2
Estimated tax benefit ($94.8 million reflected as a non-current deferred tax asset; $0.4 million reflected as a current tax benefit)	(95.2)

Write-off of in-process research and development, net of tax, reflected as an adjustment to retained earnings at March 28, 2003	$168.0

Actual and estimated transaction costs associated with the purchase of Bardeen’s net assets include legal, accounting, appraisal and regulatory fees. The intangible contract-based product marketing and other rights are capitalized assets and relate to the value of certain contractual rights held by Allergan including: an option to purchase any one product developed by Bardeen for a payment of $25 million; commercialization rights which are triggered only upon FDA (or similar regulatory body) acceptance of any product developed by Bardeen; and an option by Allergan to purchase all but not less than all, upon the occurrence of certain events, of the outstanding equity interests in Bardeen. Because Allergan exercised its option to acquire all of the outstanding equity interests in Bardeen, the value of the product marketing and other rights will be included in the purchase price and related purchase price allocation.

(b)	Eliminate Bardeen’s accounts payable due to Allergan at March 31, 2003 and Allergan’s receivables due from Bardeen for research services activities.

(c)	Eliminate Bardeen’s equity accounts at March 31, 2003.

(d)	Reflects interest income forgone on approximately $238.5 million of cash equivalents earning interest representing the cash purchase price for Bardeen’s equity interests and cash transaction costs, net of cash acquired, calculated at 1.25% for the three months ended March 28, 2003 and for the year ended December 31, 2002.

(e)	Eliminate Allergan’s research service revenues, cost of research services and research service margin related to a research and development services agreement with Bardeen.

(f)	Tax benefit resulting from Bardeen’s pre-tax loss for the three months ended March 31, 2003 and the year ended December 31, 2002 and pro forma adjustments for the three months ended March 28, 2003 and for the year ended December 31, 2002 calculated using an estimated incremental effective tax rate of 38.0%.

	For the

	Three months ended	Year ended
(in millions)	March 28, 2003	December 31, 2002

Pre-tax Bardeen loss	$(16.7)	$(68.0)
Net pre-tax pro forma adjustments	(0.7)	(3.0)

	(17.4)	(71.0)
Tax rate	38.0%	38.0%

Tax benefit	$(6.6)	$(27.0)

(g)	The Company does not believe the pro forma combined effective tax rate is necessarily indicative of the Company’s future estimated annual effective tax rate.

Exhibits

2.1	LLC Interest Assignment and Amendment Agreement dated as of May 16, 2003, by and among Allergan, Inc., Farallon Pharma Investors, LLC and Bardeen Sciences Company, LLC *

23.1	Consent of Deloitte & Touche LLP, Independent Auditors **

99.1	Allergan, Inc. press release dated May 16, 2003 *

*	Previously filed

**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC. , INC.

Date: July 18, 2003	By:	/s/ Douglas S. Ingram

	Name:	Douglas S. Ingram
	Title:	Corporate Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit	Description of Exhibit

2.1	LLC Interest Assignment and Amendment Agreement dated as of May 16, 2003, by and among Allergan, Inc., Farallon Pharma Investors, LLC and Bardeen Sciences Company, LLC *

23.1	Consent of Deloitte & Touche LLP, Independent Auditors **

99.1	Allergan, Inc. press release dated May 16, 2003 *

*	Previously filed

**	Filed herewith